SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 29, 2003

Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-849948

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:	(818) 223-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Offering of 5 3/8% Senior Notes due 2008

     On June 5, 2003, The Ryland Group, Inc. (the “Company”) sold $150 million aggregate principal amount of its 5 3/8% Senior Notes due 2008 (the “Notes”). The Company received net proceeds of approximately $148.55 million from this offering, before offering expenses. The Company expects to use these proceeds to redeem all of its $100 million 8 1/4% Senior Subordinated Notes due 2008, subject to the receipt of the consent of lenders under the Company’s 2002 revolving credit agreement. The Company will use any proceeds not used for the redemption of the 8 1/4% Senior Subordinated Notes due 2008 for general corporate purposes.

     The Company will pay interest on the Notes on December 1 and June 1 of each year, commencing on December 1, 2003. The Notes will mature on June 1, 2008. The Company may redeem some or all of the Notes prior to their maturity on June 1, 2008 under the terms provided in the Notes.

     The Notes were issued under an indenture with The JPMorgan Chase Bank, as trustee, dated June 28, 1996. The underwriting agreement and terms agreement under which the Company sold the Notes, the form of the Notes and the indenture under which the Notes were issued, are all filed or incorporated by reference as exhibits to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement Basic Provisions dated July 2, 1996 (incorporated by reference to Form 8-K filed July 2, 1996).

1.2	Terms Agreement dated May 29, 2003, among the Company and the Underwriters named therein.

4.1	Indenture dated June 28, 1996, between the Company and JPMorgan Chase Bank, as trustee (incorporated by reference to Form S-3 (No. 333-03791) filed May 15, 1996).

4.2	Form of 5 3/8% Senior Notes due 2008.

25.1	Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Indenture (incorporated by reference to Form S-3 (No. 333-100167) filed September 27, 2002).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: June 5, 2003	By:	/s/ David L. Fristoe David L. Fristoe Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement Basic Provisions dated July 2, 1996 (incorporated by reference to Form 8-K filed July 2, 1996).

1.2	Terms Agreement dated May 29, 2003, among the Company and the Underwriters named therein.

4.1	Indenture dated June 28, 1996, between the Company and JPMorgan Chase Bank, as trustee (incorporated by reference to Form S-3 (No. 333-03791) filed May 15, 1996).

4.2	Form of 5 3/8% Senior Notes due 2008.

25.1	Statement of Eligibility of The JPMorgan Chase Bank to act as trustee under the Indenture (incorporated by reference to Form S-3 (No. 333-100167) filed September 27, 2002).